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Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. Doyle and Gayle Graham, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ DANIEL J. DOYLE Daniel J. Doyle, President and Chief Executive Officer and Director (principal executive officer)	Date: August 18, 2004
/s/ GAYLE GRAHAM Gayle Graham, Senior Vice President and Chief Financial Officer (principal accounting officer and principal financial officer)	Date: August 18, 2004
/s/ DANIEL N. CUNNINGHAM Daniel N. Cunningham, Chairman of the Board and Director	Date: August 18, 2004
/s/ SIDNEY B. COX Sidney B. Cox, Director	Date: August 18, 2004
/s/ EDWIN S. DARDEN Edwin S. Darden, Director	Date: August 18, 2004
/s/ STEVEN D. MCDONALD Steven D. McDonald, Director	Date: August 18, 2004
/s/ LOUIS MCMURRAY Louis McMurray, Director	Date: August 18, 2004
/s/ WANDA LEE ROGERS Wanda Lee Rogers, Director	Date: August 18, 2004
/s/ WILLIAM S. SMITTCAMP William S. Smittcamp, Director	Date: August 18, 2004
/s/ JOSEPH B. WEIRICK Joseph B. Weirick, Director	Date: August 18, 2004

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Power of Attorney